                                                                    EXHIBIT 99.1

                             LDM TECHNOLOGIES, INC.
                 ANNOUNCES TERMINATION OF EXCHANGE OFFER FOR ITS
                   10.75% SENIOR SUBORDINATED NOTES DUE 2007

Auburn Hills, Michigan, July 31, 2002 -- LDM Technologies, Inc. (the "Company" or "LDM") today announced that it has terminated its exchange offer (the "Exchange Offer") for any and all $110 million in outstanding principal amount of its 10.75% senior subordinated notes due 2007 (144A -- CUSIP No. 50182PAC3) (the "Old Notes").

In accordance with the terms of the offering, the Company will instruct the exchange agent to return the notes which were tendered for exchange to the respective tendering noteholders.

The Company, from time to time, may make written or oral statements containing forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. When used, the words "anticipate," "believe," "estimate" and "expect" and similar expressions are generally intended to identify forward-looking statements. Readers are cautioned that any forward-looking statements, including statements regarding the intent, belief or current expectations of the Company or its management, are not guarantees of future performance and involve risks and uncertainties, and that the actual results may differ materially from those in the forward-looking statements as a result of various factors including, but not limited to: (i) general economic conditions in the markets in which the Company operates or will operate; (ii) fluctuations in worldwide or regional automobile and light and heavy truck production; (iii) labor disputes involving the Company or its significant customers or suppliers; (iv) changes in practices and/or policies of the Company's significant customers toward outsourcing automotive components and systems; (v) foreign currency and exchange fluctuations; and (vi) other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company does not intend to update these forward-looking statements.


Contact: Brad Frederick, LDM Technologies Inc.  (248) 858-2800